EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-159958, 333-175226, 333-174420, 333-180752, 333-185733, and 333-197026) and S-8 (Nos. 33-80885, 333-70471, 333-86876, 333-99849, 333-120623, 333-125017, 333-130489, 333-145027, 333-145029, 333-146820, 333-159989, 333-167185, 333-167186, 333-167187, 333-181675, 333-183767, 333-183768, and 333-183769) of United Community Banks, Inc. of our report dated February 27, 2015 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

Atlanta, Georgia
February 27, 2015